SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934


Filed by the Registrant                                                 / X /
Filed by a Party other than the Registrant                              /   /
Check the appropriate box:

/   /    Preliminary Proxy Statement
/   /    Confidential, for Use of the Commission Only
          (as permitted by Rule 14a-6(e)(2)
/ X /    Definitive Proxy Statement
/   /    Definitive Additional Materials
/   /    Soliciting Material Pursuant to ss.240-14a-11(c) or ss.240-14a-12

                          Life Cycle Mutual Funds, Inc.
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                (Name of Registrant as Specified in its Charter)

                          Life Cycle Mutual Funds, Inc.
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                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

/ X /    No fee required.

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              pursuant to Exchange Act Rule 0-11 (set forth the amount on which
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/   /    Fee paid previously with preliminary materials.

/   /    Check box if any part of the fee is offset as provided by Exchange Act
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         was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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                          Life Cycle Mutual Funds, Inc.
                      ------------------------------------

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                                OCTOBER 20, 1998

                      ------------------------------------

                                                              September 29, 1998

TO THE SHAREHOLDERS OF
      LIFE CYCLE MUTUAL FUNDS, INC.

      A Special Meeting of Shareholders of Life Cycle Mutual Funds, Inc. (the "Company") will be held on October 20, 1998 at 10:00 a.m., at the offices of BISYS Fund Services, 3435 Stelzer Road, Suite 1000, Columbus, Ohio, 43219, for the following purposes:

         (1) to approve or disapprove the Plan of Liquidation and Dissolution of the Company, which Plan was approved at a meeting of the Board of Directors of the Company held on May 29, 1998; and

         (2) to transact such other business as may properly come before the meeting and any adjournments thereof.

      The subjects referred to above are discussed in detail in the Proxy Statement attached to this notice. Each shareholder is invited to attend the Special Meeting in person. Shareholders of record at the close of business on August 31, 1998 have the right to vote at the meeting. If you cannot be present at the meeting, we urge you to fill in, sign, and promptly return the enclosed proxy in order that the meeting can be held without additional expense and a maximum number of shares may be voted.

                                                   THE BOARD OF DIRECTORS,
                                                   LIFE CYCLE MUTUAL FUNDS, INC.

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                      YOUR VOTE IS IMPORTANT NO MATTER HOW
                    MANY SHARES YOU OWNED ON THE RECORD DATE.

      PLEASE INDICATE YOUR VOTING INSTRUCTIONS ON THE ENCLOSED PROXY BALLOT, DATE, SIGN AND RETURN IT IN THE ENVELOPE PROVIDED, WHICH IS ADDRESSED FOR YOUR CONVENIENCE AND NEEDS NO POSTAGE IF MAILED IN THE UNITED STATES. IN ORDER TO AVOID THE ADDITIONAL EXPENSE TO THE FUND OF FURTHER SOLICITATION, WE ASK YOUR COOPERATION IN MAILING YOUR PROXY PROMPTLY. THE PROXY IS REVOCABLE AT ANY TIME PRIOR TO ITS USE.
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

                          Life Cycle Mutual Funds, Inc.
                             Life Cycle Equity Fund
                              Life Cycle Bond Fund
                        Life Cycle Retirement Income Fund
                             Life Cycle Harvest Fund

                                 PROXY STATEMENT
           SPECIAL MEETING OF SHAREHOLDERS TO BE HELD OCTOBER 20, 1998

      This statement is furnished in connection with the solicitation of proxies by the Board of Directors of Life Cycle Mutual Funds, Inc. (the "Company") for use at the Special Meeting of Shareholders of each series of the Company (the "Special Meeting") to be held at the offices of BISYS Fund Services, 3435 Stelzer Road, Suite 1000, Columbus, Ohio, 43219 on October 20, 1998 at 10:00 a.m. The Company is an open-end investment company consisting of four separate series of shares, Life Cycle Equity Fund, Life Cycle Bond Fund, Life Cycle Retirement Income Fund and Life Cycle Harvest Fund (each a "Fund" and collectively, the "Funds"). Proxies may be solicited by mail, telephone, and personal interview. The Company has also requested brokers, dealers, banks or voting trustees, or their nominees to forward proxy material to the beneficial owners of stock of record. The enclosed proxy is revocable by you at any time prior to the exercise thereof by submitting a written notice of revocation or subsequently executed proxy to the Secretary of the meeting. Signing and mailing the proxy will not affect your right to give a later proxy or to attend the meeting and vote your shares in person. The cost of soliciting proxies will be paid by the Company. This statement is expected to be distributed to shareholders on or about September 29, 1998.

      THE PERSONS NAMED IN THE ACCOMPANYING PROXY WILL VOTE THE NUMBER OF SHARES REPRESENTED THEREBY AS DIRECTED OR, IN THE ABSENCE OF SUCH DIRECTION, FOR APPROVAL OF THE COMPANY'S PLAN OF LIQUIDATION AND DISSOLUTION AND TO TRANSACT SUCH OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENT THEREOF.

      On August 31, 1998, the date for determination of shareholders entitled to receive notice of and to vote at the Special Meeting, or any adjournment thereof, there were issued and outstanding 78,340.25 shares of common stock of the Company, consisting of 61,562.73 shares of the Life Cycle Equity Fund series, 4,138.05 shares of the Life Cycle Bond Fund series, 12,639.47 shares of the Life Cycle Retirement Income Fund series and 0 shares of the Life Cycle Harvest Fund series. Each outstanding share of the Funds is entitled to one vote.

      Shareholders of the Funds will vote together to approve or disapprove the Company's Plan of Liquidation and Dissolution (the "Plan"). The affirmative vote of more than 50% of the outstanding shares of the Company voted at the Special Meeting, assuming a quorum is present, is required for approval of the Plan. Abstentions and broker non-votes will not be counted for or

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

against the proposal, but will be counted for purposes of determining whether a quorum is present.

PROPOSED PLAN OF LIQUIDATION AND DISSOLUTION

The Liquidation in General

      The Company proposes to liquidate the assets of the Funds and dissolve pursuant to the provisions of the Plan of Liquidation and Dissolution as approved by the Board of Directors on May 29, 1998, when the Board determined that an orderly liquidation of the Funds' assets was in the best interests of the Company and its shareholders. The Plan provides for the complete liquidation of the Funds and distribution of their net assets to shareholders. If the Plan is approved by the requisite shareholder vote, the Company will undertake to liquidate each Fund's assets at market prices and on such terms and conditions as the Fund's investment adviser shall determine to be reasonable and in the best interests of the Funds and their shareholders.

      In the event the Plan is not approved by the requisite shareholder vote, the Board will seek court appointment of a receiver for the Funds.

Reasons for the Liquidation

      The Funds are series of shares of the Company, which is an open-end, diversified management investment company organized as a Maryland corporation on June 27, 1995 and registered under the Investment Company Act of 1940 (the "Investment Company Act").

      The liquidation of the Funds has been proposed because Benson White & Company ("Benson White"), the Funds' investment adviser until May 29, 1998, is unable to pay its expense reimbursement commitments to the Funds. This resulted in the termination of the Funds' investment advisory contract with Benson White and the appointment of Wilmington Trust Company as the Funds' interim adviser. The Board has determined that the Funds are not economically viable, and that it would be in the best interests of shareholders to liquidate and dissolve the Funds. The costs of this liquidation are anticipated to be $65,000.00, which may be subject to further revision depending on the ultimate timing of the liquidation and final calculations of actual costs associated with this action. A more detailed explanation of these developments is set forth below.

      At a meeting of the Company's Board of Directors held on May 29, 1998, after discussions with the Funds' investment adviser, independent accountant, counsel and administrator, the Board determined that the continued operation of the Funds was not economically feasible or in the best interests of the Funds or their shareholders. This determination was based on certain factors, including, without limitation: the relatively small size of the Funds' assets, the resulting high expense ratios of the Funds, and the inability of Benson White to reimburse the Fund for certain expenses because of Benson White's insolvency. Consequently, the Board recognized

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

that it was improbable that sales of the Funds' shares could be increased to raise assets to a more economically viable level. Benson White had waived all of its advisory fees since inception of the Funds and had undertaken to reimburse Fund expenses to cap each Fund's expense ratio at 1.95%. However, since July 1996, Benson White has not made any reimbursement payments to the Funds. Therefore, at the May 29th meeting, the Board recommended the liquidation of the Funds pursuant to the Plan attached to this Proxy Statement as Exhibit A. At the same meeting, the Directors accepted the resignation of Benson White as the Funds' investment adviser and appointed Wilmington Trust Company as the interim adviser for a period not exceeding 120 days. See "ADDITIONAL INFORMATION."

Background Information

      During the third quarter of 1997, in connection with its annual audit, the Funds' independent accountants notified the Directors and the Audit Committee of the Board that Benson White owed the Funds non-reimbursed expenses and accruals for the fiscal year ended July 31, 1997. The auditors were unable to determine the exact amount of the receivables due from Benson White. However, the auditors insisted that any amounts outstanding needed to be paid in full in order for them to certify the financial statements. As a result of this situation, the auditors were unable to certify the Fund's financial statements for the 1997 fiscal year, and subsequently the Directors instructed the Funds' Distributor to suspend sales of the Funds' shares. The Board's Audit Committee inquired as to what actions Benson White was taking to satisfy its outstanding obligations to the Fund. Benson White informed the Directors that it was continuing to pursue options to recapitalize itself and that certain shareholders of Benson White were negotiating the sale of its operations to a subsidiary of a large life insurance company. Based on these representations, the Board decided that the best course of action was to await the outcome of these negotiations. The Directors monitored these activities on a regular basis, and Benson White continued to report that a sale was imminent and that the proposed buyer would reimburse the Funds for all obligations due from Benson White. Benson White also informed the Directors that it was working with BISYS Fund Services, Inc.("BISYS"), the Funds' administrator, transfer agent and shareholder servicing agent, to determine if all past, current and future expense amounts due to the Funds were accurate. Because of these circumstances and the fact that Benson White was not paying these amounts currently, the Directors instructed Benson White and BISYS on October 10, 1997 and May 6, 1998 to charge a reserve against the Funds' assets for the amount of the receivable due from Benson White.

      The Staff of the Securities and Exchange Commission conducted an inspection of the Fund and Benson White subsequent to the suspension of Fund sales in October 1997 and the establishment of a reserve against the Fund's net asset value. In January 1998, the Staff raised a number of significant issues relating to the Funds' operations that have been impacted by Benson White's inability to reimburse the Funds for expenses in excess of the cap Benson White had undertaken to provide. Benson White responded to the Staff by representing that negotiations for the sale of Benson White were continuing and that a deal was likely to occur. The Board continued to monitor Benson White and, in April 1998, concluded that it could no longer be confident that Benson White would actually consummate a sale or recapitalization.

      Absent the cap on Fund expenses that Benson White had undertaken to provide, the Funds' average annual total returns for the one year period ended May 31, 1998 were -15.11% for the Bond Fund, 16.38% for the Equity Fund, -65.53% for the Harvest Fund and -9.85% for the Retirement Income Fund. The Board recognized that the Funds' performance suffered because of high expense ratios and small asset size. The Board determined that this performance record and the high expense ratios would make the Funds unattractive to new investors or to other fund groups for purposes of a fund merger. Additionally, BISYS is no longer contractually obligated to continue servicing the Funds as of March 31, 1998, but has continued to serve in those capacities on an interim, indefinite basis at the request of the SEC Staff. Based upon these and other relevant factors, the Board concluded that a liquidation of the Funds would be in the best interests of their shareholders. In anticipation of the Funds' liquidation, the Directors authorized the interim adviser, Wilmington Trust Company, to adopt a non-fundamental investment strategy for the Funds emphasizing principal preservation rather than income or capital growth.

      At the May 29, 1998 Board meeting, the Board considered various alternatives for the Funds including: (i) increasing the size of the Funds through special marketing efforts; (ii) merging the Funds with investment companies with a similar investment focus; and (iii) liquidating the Funds. A committee of independent directors reported to the full Board that it had considered each alternative and had concluded that a prompt liquidation of the Funds was the alternative that was in the best interests of the shareholders of the Funds. This committee's view was that further marketing efforts would not be successful in increasing the Funds' size sufficiently to permit the Funds to assume the payment of all of their expenses. The merger of the Funds with a similar investment company was not a realistic option because of the relatively small amount of assets in the Funds, the expense involved in a merger and the fact that many Fund shareholders could be reasonably expected to redeem any interest in the merged entity.

      The Board, including all of the Directors who are not "interested persons" (as that term is defined in the Investment Company Act of 1940, as amended) of the Funds, then unanimously adopted resolutions approving the Plan and directing that it be submitted to the Funds' shareholders for consideration. The Board has also considered that the Funds would bear the costs associated with their liquidation, which are expected to total approximately $65,000 subject to further revision depending on the timing of and actual costs incurred in the liquidation.

      The Funds' independent Directors continue to monitor the amounts due to or payable by the Funds associated with their normal operations and the extraordinary expenses associated with the Funds' proposed liquidation. The costs of liquidation may further reduce the Funds' final net asset values in the event there are not existing expense accruals to cover such additional costs.

      The liquidation of the assets and termination of the Funds will have the effect of permitting the Funds' shareholders to invest the distributions to be received by them upon liquidation in investment vehicles of their own choice.

Description of the Plan of Dissolution and Liquidation

      The Plan provides for the complete liquidation of all of the assets of the Funds. Under the Plan, on the date on which the Plan is approved by the Funds' shareholders (the "Effective Date"), the Funds will cease to conduct business except as is required to carry out the terms of the Plan and to accept redemption requests. Thereafter, all securities and other assets held by the Funds not already held in cash or cash equivalents will be converted to cash or cash equivalents. The Funds' interim investment adviser, Wilmington Trust Company, will undertake to liquidate the Funds' assets at market prices on such terms and conditions as the Funds' portfolio managers shall determine to be reasonable and in the best interests of the Funds and the shareholders. In no event will any of the portfolio securities owned by the Funds be sold at a price which is less than the best price available in the public market at the time of sale.

      The Plan further provides that the ratable distribution of the Funds' assets to shareholders will be made in one or more cash payments. The first distribution of the Funds' assets (the "First Distribution") is expected to consist of cash representing substantially all of the assets of the Funds, less the amount reserved to pay liabilities and expenses of the Funds. Subsequent distributions, if necessary, are anticipated to be made as soon as practicable after the First Distribution and will consist of cash from any assets remaining after payment of liabilities and expenses, the proceeds of any sale or assets under the Plan not sold prior to the First Distribution and any other miscellaneous income to the Funds. Upon distribution of the Funds' assets, the Company will attempt to collect and distribute to shareholders of record any outstanding amounts that are or may be owed to the Company by third parties.

      At present, the date or dates on which the Company will pay the liquidation distributions to shareholders and on which the Funds will be liquidated are not known to the Company, but it is anticipated that if shareholders adopt the Plan, the liquidation would occur on or prior to October 31, 1998.

      Following liquidation of the Funds, the Company intends to file an application with the Commission to de-register as an investment company under the Investment Company Act. The Company will file Articles of Dissolution in accordance with applicable provisions of Maryland law. As stated above, all outstanding claims will continue to be pursued while the Company is in dissolution. In accordance with the provisions of Maryland law, the remaining Directors charged with winding up the affairs of the Company shall make a final determination with regard to prosecuting, settling or otherwise compromising any claims retained by the Company. Once a final determination has been made that all claims are either properly discharged or abandoned, the Company shall take steps to cease its corporate existence.

THE RIGHT OF A SHAREHOLDER TO REDEEM HIS OR HER FUND SHARES AT ANY TIME HAS NOT BEEN IMPAIRED AND WILL NOT BE IMPAIRED BY THE ADOPTION OF THE PLAN. THEREFORE, A SHAREHOLDER MAY REDEEM SHARES CONSISTENT WITH THE PROVISIONS OF THE INVESTMENT COMPANY ACT WITHOUT THE NECESSITY OF WAITING FOR THE FUNDS TO EFFECT A COMPLETE LIQUIDATION.

Federal Income Tax Consequences

      The following summary provides general information with regard to the federal income tax consequences to the shareholders on receipt of the First Distribution from the Company pursuant to the provisions of the Plan and subsequent distributions from the Company, if any (the "Liquidating Distributions"). This summary also discusses the federal income tax consequences from the liquidation of the Funds and the dissolution of the Company. The Funds have not sought a ruling from the Internal Revenue Service (the "Service") with respect to the liquidation of the Funds and the tax consequences thereof to the Funds, the Company or the shareholders. The tax consequences discussed herein may affect shareholders differently depending on their particular tax situations unrelated to the Liquidating Distribution, and accordingly, this summary is not a substitute for careful tax planning on an individual basis. The receipt of the Liquidating Distributions may result in tax consequences that are unanticipated by shareholders. THUS, EACH SHAREHOLDER IS URGED TO CONSULT HIS OR HER OWN TAX ADVISOR REGARDING THE TAX CONSEQUENCES TO THE SHAREHOLDER OF THE RECEIPT OF THE LIQUIDATING DISTRIBUTIONS, LIQUIDATION OF THE FUNDS AND THE DISSOLUTION OF THE COMPANY.

      This summary is based on the tax laws and regulations in effect on the date of this proxy statement, all of which are subject to change by legislative or administrative action, possibly with retroactive effect. The discussion herein does not address the particular federal income tax consequences that may apply to certain shareholders such as trusts, estates, tax exempt organizations, qualified plans, individual retirement accounts, nonresident aliens, or other foreign investors. This summary does not address the state or local tax consequences of a shareholder's receipt of the Liquidating Distributions or the liquidation of the Funds and the Company.

      As discussed above, pursuant to the Plan, the Funds will sell their assets, distribute the proceeds to their shareholders and dissolve the Company. The Company anticipates that it will retain its qualification as a regulated investment company under the Internal Revenue Code of 1986, as amended (the "Code"), during the liquidation period, and therefore, will not be taxed on any of its net income from the sale of its assets.

      For federal income tax purposes, each shareholder's receipt of the First Distribution will be a taxable event in which the shareholder will be viewed as having sold shares of the Funds in exchange for an amount equal to the First Distribution received. Each shareholder will recognize gain or loss measured by the difference between the adjusted tax basis in the shares and the aggregate of the First Distribution received from the Funds. If the shareholders hold the shares as
                                        6
a capital asset, the gain or loss will be characterized as a long-term capital gain or loss provided the shares were held for more than one year. Generally, an individual shareholder's maximum tax rate for capital gains is 20% for shares held more than one year.

      The Company will attempt to collect any outstanding amounts due to the shareholders. Any recoveries by the Company in excess of expenses will be income to the shareholders. Generally, this income will be ordinary income.

      If a shareholder has failed to furnish a correct taxpayer identification number, has failed to report fully dividend or interest income, or has failed to certify that he or she has provided a correct taxpayer identification number and that he or she is not subject to "backup withholding," the shareholder may be subject to a 31% backup withholding tax with respect to taxable proceeds received as part of the Liquidating Distributions. An individual's taxpayer identification number is his or her social security number. Certain shareholders specified in the Code may be exempt from backup withholding. The backup withholding tax is not an additional tax and may be credited against a taxpayer's federal income tax liability.

      The receipt of Liquidating Distributions by an individual retirement account or qualified plan is outside the scope of this discussion and such shareholders should consult with their own tax advisors concerning the consequences of the Liquidating Distributions in advance of the receipt of the Liquidating Distributions.

      The distribution of liquidation proceeds to a custodian for a minor holding shares pursuant to the Uniform Gifts to Minors Act (the "UGMA") would not affect the status of the assets for purposes of UGMA, although the minor shareholder may realize gain upon the liquidation.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" APPROVAL OF THE PLAN OF LIQUIDATION AND DISSOLUTION.

                             ADDITIONAL INFORMATION

      Wilmington Trust Company, located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001, serves as the Funds' interim investment adviser until September 30, 1998, pursuant to temporary investment advisory contracts approved by the Company's Board of Directors, and separately by the Directors who are not interested persons, on May 29, 1998. Upon the conclusion of Wilmington Trust Company's engagement as interim investment adviser, the Funds' assets will be held entirely as cash or cash equivalents by the Custodian and monitored by the Board pending final distributions to shareholders. The Company will not seek shareholder ratification of the Funds' interim investment advisory contracts with Wilmington Trust Company because the Board does not anticipate that Wilmington Trust will serve as the Funds' investment adviser for more than 120 days. Rule 15a-4 under the Investment Company Act provides that after the termination of a fund's adviser, a temporary adviser may be appointed without shareholder approval for up to 120 days after termination.

      Benson White & Company, 656 Swedesford Road, Wayne, Pennsylvania, formerly served as the investment adviser of each Fund pursuant to investment advisory contracts dated July 31, 1995. The Company's Board of Directors accepted Benson White's resignation as investment adviser effective May 29, 1998.

      BISYS Fund Services, 3435 Stelzer Road, Suite 1000, Columbus, Ohio 43219, currently serves as the Funds' administrator, transfer agent and shareholder servicing agent. Since the termination of the Funds' administrative services agreement with BISYS on March 31, 1998, BISYS has agreed to provide administrative services only on an interim basis, and BISYS has no contractual obligation to continue providing such services.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

      As of August 31, 1998, the following persons were known by the Company to own beneficially more than 5% of the outstanding voting shares of the respective Funds. All directors and officers of the Funds as a group beneficially owned less than 1% of the outstanding voting shares of the Funds.

LIFE CYCLE EQUITY FUND

NAME AND ADDRESS OF OWNER                         TOTAL SHARES     PERCENT OWNED

Bear Stearns Securities Corp.                      4,739.224          7.698
FBO 574-13172-17
1 Metrotech Ctr. North
Brooklyn, NY 11201-3857

Bear Stearns Securities Corp.                      4,739.224          7.698
FBO 574-18496-15
1 Metrotech Ctr. North
Brooklyn, NY 11201-3857

Bear Stearns Securities Corp.                      4,739.224          7.698
FBO 574-99134-13
1 Metrotech Ctr. North
Brooklyn, NY 11201-3859

Fifth Third Bank, Custodian                        3,425.200          5.563
Shirley B. Cunningham
IRA
P.O. Box 588
Ivy, VA 22945-0588

Fifth Third Bank, Custodian                        5,860.407          9.519
John T. Cunningham
IRA
P.O. Box 588
Ivy, VA 22945-0588

Fifth Third Bank, Custodian                          217.574          5.257
Virginia B. Dion
IRA
397 S.W. Riverway Blvd
Palm City, FL 34990

Fifth Third Bank, Custodian                          441.113         10.659
Catherine L. Sommers
Rollover IRA
200 Cliff Rd
Wellesley, MA 02181-1322

NAME AND ADDRESS OF OWNER                       TOTAL SHARES     PERCENT OWNED

Fifth Third Bank, Custodian                          303.442        7.332
Gregory M. Hryb
IRA
204 Brookside Rd
Darien, CT 06820-2604

American Eagle Investments Inc.                      763.735       18.456
Administration Services Inc.
FBO Allen Rosenberg
Profit Sharing Plan Pensioners
28 Huntington Cir
Medford, NJ 08055-3318

Dorl E. Kline                                        406.375        9.820
Box 38 20 Caskey Drive
Railroad, PA 17355-0038

Fifth Third Bank, Custodian                          513.371       12.406
Regina M. Sauer
IRA
265 Hemlock Hill Rd
Orange, CT 06477-1613

LIFE CYCLE BOND FUND
Fifth Third Bank, Custodian                          224.146        5.416
Larry B. Maier
IRA
1390 W. Main St
Ephrata, PA 17522-1312

LIFECYCLE RETIREMENT
INCOME  FUND
Fifth Third Bank, Custodian                        4,270.479       33.786
Shirley B. Cunningham
IRA
P.O. Box 588
Ivy, VA 22945-0588

NAME AND ADDRESS OF OWNER                         TOTAL SHARES     PERCENT OWNED

Fifth Third Bank, Custodian                        7,784.919       61.592
John T. Cunningham
IRA
P.O. Box 588
Ivy, VA 22945-0588


                REPORTS TO SHAREHOLDERS AND FINANCIAL STATEMENTS

      The Company has not been in compliance with the shareholder reporting requirements under the Investment Company Act. The Company's independent accountants, PricewaterhouseCoopers LLP, would not certify the Company's financial statements for the fiscal year ended July 31, 1997 because of uncertainty about the Funds' accrued unreimbursed expenses and concerns about overstatement of the Funds' net asset values. Therefore, the completion of the Company's audited annual financial statements for the fiscal year ended July 31, 1997, was delayed until August 1998. Additionally, because of unresolved questions concerning the exact amount of the Funds' expenses and the receivables due from the Adviser, completion of the Funds' semi-annual financial statements for the six months ended January 31, 1998 was also delayed until August 1998. The Funds' audited annual financial statements and unaudited semi-annual financial statements have been completed, and copies are being mailed to shareholders with this proxy statement.


                              SHAREHOLDER PROPOSALS

      In the event that the Funds are not liquidated and dissolved pursuant to this proxy solicitation, any shareholder who desires to submit a proposal for consideration at future shareholder meetings may do so by submitting such proposal in writing to the Board of Directors of Life Cycle Mutual Funds, Inc., c/o Joseph V. Del Raso, Esquire, Pepper Hamilton LLP, 3000 Two Logan Square, Philadelphia, PA 19103-2799. Ordinarily, the Fund does not hold annual shareholder meetings.

                                  OTHER MATTERS

      Representatives of the Funds' independent accountants, PriceWaterhouseCoopers LLP, will be available by telephone at the Special Meeting.

      Management does not know of any matters to be presented at the Special Meeting other than those mentioned in this Proxy Statement. If any other business should come before the meeting, the proxies will vote thereon in accordance with their best judgment.

                                           By Order of the Board of Directors
                                            of Life Cycle Mutual Funds, Inc.

Dated:  September 25, 1998

      IF YOU CANNOT ATTEND THE SPECIAL MEETING, IT IS REQUESTED THAT YOU COMPLETE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENVELOPE PROVIDED SO THAT THE MEETING MAY BE HELD AND ACTION TAKEN ON THE MATTER DESCRIBED HEREIN WITH THE GREATEST POSSIBLE NUMBER OF SHARES PARTICIPATING.

                                    EXHIBIT A

      THIS PLAN OF LIQUIDATION AND DISSOLUTION (the "Plan") is adopted by Life Cycle Mutual Funds, Inc., a Maryland corporation (the "Company").

                              W I T N E S S E T H:

        WHEREAS, the Company is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act") consisting of four separate series of shares ("Series"), Life Cycle Equity Fund, Life Cycle Bond Fund, Life Cycle Retirement Income Fund and Life Cycle Harvest Fund; and

      WHEREAS, this Plan is intended to be and is adopted as a plan of liquidation of each Series of the Company, on the terms and conditions set forth below; and

      WHEREAS, the Board of Directors of the Company, including a majority of the directors who are not interested persons (as defined by the 1940 Act), has determined that this Plan is in the best interests of the shareholders of each Series of the Company.

      NOW THEREFORE, the Board of Directors of the Company hereby adopts the following:

      i. CONDITIONS PRECEDENT. This Plan is approved subject to the following conditions:

          (1) This Plan shall be approved by the affirmative vote of more than 50% of the outstanding shares of the Company's common stock voted at a special meeting of the shareholders called for the purpose of approving the Plan, assuming a quorum is present.


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



          (2) A Proxy Statement describing the Plan and the proposed liquidation and dissolution shall be prepared and submitted to the Securities and Exchange Commission ("SEC") and when authorized by such regulator, shall be delivered to each shareholder of record of the Company for the purposes of soliciting proxies for the approval of the Plan.

          (3) All necessary approvals and authorizations from the SEC or any other regulatory authority having jurisdiction over the transactions contemplated by the Plan shall be obtained.

          (4) At or immediately prior to the Liquidation Date (as defined in paragraph 6), each Series shall, if necessary, have declared and paid a dividend or dividends which, together with all previous such dividends, shall have the effect of distributing to the shareholders of a Series all of the Series' investment company taxable income for taxable years ending at or prior to the Liquidation Date (computed without regard to any deduction for dividends paid) and all of its net capital gain, if any, realized in taxable years ending at or prior to the Liquidation Date (after reduction for any capital loss carry-forward).

      ii. TERMINATION OF BUSINESS OPERATIONS. On the date on which the shareholders approve the Plan (the "Effective Date"), each Series of

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

          the Company shall cease to conduct business except as is required to carry out the terms of the Plan and to accept redemption requests.

     iii. NOTICE OF LIQUIDATION. As soon as practicable after the Effective Date, the Company shall mail notice to all its creditors that the Plan has been approved by the Board of Directors and the shareholders and that it will be liquidating its assets. Such notice will comply with the requirements of any state laws mandating notice of liquidation such as that contemplated by the Plan.

      iv. LIQUIDATION OF ASSETS. As soon as it is reasonable and practicable after the Effective Date, but in no event later than October 30, 1998 (the "Liquidation Period"), all portfolio securities of each Series of the Company not already converted to cash or cash equivalents shall be converted to cash or cash equivalents.

       v. LIABILITIES. During the Liquidation Period, the Company shall pay, discharge, or otherwise provide for the payment or discharge of, any and all liabilities and obligations of the Company. If it is unable to pay, discharge or otherwise provide for any of its liabilities during the Liquidation Period, the Company may, however, retain cash or cash equivalents in an amount which it estimates is necessary to discharge any unpaid liabilities of the Company on the Company's books as of the Liquidation Date (as defined in paragraph 6). Unpaid liabilities may

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

          include but not be limited to, income dividends and capital gains distributions, if any, payable for the period prior to the Liquidation Date.

      vi. DISTRIBUTION TO SHAREHOLDERS. Upon termination of the Liquidation Period (the "Liquidation Date"), the assets of each Series will be distributed ratably among the Series' shareholders of record in one or more cash payments. The first distribution of the Series' assets (the "First Distribution") is expected to consist of cash representing substantially all the assets of a Series, less the amount reserved to pay creditors and other expenses of liquidation such as ongoing trustees fees and professional services. Subsequent distributions, if any, will be made on a timely basis and would consist of cash from any assets remaining after payment of creditors, the proceeds of any sale of assets of the Series under the Plan not sold prior to the First Distribution and any other miscellaneous income to the Series.

     vii. AMENDMENT OR TERMINATION. This Plan and the transactions contemplated hereby may be terminated and abandoned by resolution of the Board of Directors of the Company, at any time prior to the Liquidation Date, if circumstances should develop that, in the opinion of the Board, in its sole discretion, make proceeding with this Plan inadvisable for the Company. The Board of Directors may modify or amend this Plan at any time without shareholder approval if it determines that such action would be advisable and in the best interests of the

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

          Company and the shareholders. However, if the Board determines that any such amendment or modification will materially and adversely affect the interests of the shareholders, such an amendment or modification will not be adopted unless approved by the shareholders.

    viii. FILINGS. As soon as practicable after the final distribution of the Company's assets to shareholders, the Company shall file Articles of Dissolution, Form N-8F under the 1940 Act and any other documents, as are necessary to effect the dissolution and/or de-registration of the Company in accordance with the requirements of the Articles of Incorporation of the Company, the Maryland Business Corporation Law, the Internal Revenue Code of 1986, as amended, any applicable securities laws, and any rules and regulations of the Securities and Exchange Commission or any state securities commission, including, without limitation, withdrawing any qualification to conduct business in any state in which the Company is so qualified, as well as the preparation and filing of any tax returns.

      ix. POWERS OF BOARD AND OFFICERS. The Board of Directors and, subject to the direction of the Board of Directors, the officers of the Company, shall have authority to do or authorize any or all acts and things as provided for in the Plan and any and all such further acts and things as they may consider necessary or desirable to carry out the purposes of the Plan, including, without limitation, the execution and filing of all

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

          certificates, documents, information returns, tax returns, forms and other papers which may be necessary to or appropriate to implement the Plan or which may be required be the provisions of the 1940 Act or any other applicable laws. The death, resignation or other disability of any director or any officer of the Company shall not impair the authority of the surviving or remaining directors or officers to exercise any of the powers provided for in the Plan.

      x. AMENDMENT OF PLAN. The Board shall have the authority to authorize such variations from or amendments of the provisions of the Plan (other than the terms of the Liquidation Distribution) as may be necessary or appropriate to effect the dissolution, complete liquidation, de-registration and termination of the existence of the Company, and the distribution of assets to Shareholders in accordance with the purposes to be accomplished by the Plan.

      xi. EXPENSES. The expenses of carrying out the terms of this Plan shall be borne by the Company, whether or not the liquidation contemplated by the Plan is effected.

     xii. FURTHER ASSURANCES. The Company shall take such. further action, prior to, at, and after the Liquidation Date, as may be necessary or desirable and proper to consummate the transactions contemplated by this Plan.

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

    xiii. GOVERNING LAW. This Plan shall be governed and construed in accordance with the laws of the State of Maryland.

      IN WITNESS WHEREOF, the Board of Directors of the Company has caused this Plan to be executed by their duly authorized representatives as of this ________ day of October, 1998.

                                                 LIFE CYCLE MUTUAL FUNDS, INC.

                                                 By:____________________________

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

BY SIGNING AND DATING THIS BALLOT, YOU AUTHORIZE THE PROXY TO VOTE THE PROPOSAL AS MARKED. IF NOT MARKED, THE PROXY WILL VOTE "FOR" THE PROPOSAL, AND AS SHE SEES FIT ON ANY OTHER MATTER AS MAY PROPERLY COME BEFORE THE MEETING. IF YOU DO NOT INTEND TO PERSONALLY ATTEND THE MEETING, PLEASE COMPLETE AND MAIL THIS BALLOT AT ONCE IN THE ENCLOSED ENVELOPE.


                          LIFE CYCLE MUTUAL FUNDS, INC.
       PROXY BALLOT FOR SPECIAL MEETING OF SHAREHOLDERS - OCTOBER 20, 1998


      The undersigned hereby constitutes and appoints Ellen F. Stoutamire, with power of substitution, as proxy to appear and vote all of the shares of beneficial interest standing in the name of the undersigned on the record date at the Special Meeting of Shareholders of Life Cycle Mutual Funds, Inc. to be held at the offices of BISYS Fund Services, 3435 Stelzer Road, Suite 1000, Columbus, Ohio 43219 at 10:00 a.m. local time, or at any postponement or adjournment thereof; and the undersigned hereby instructs said proxy to vote as indicated on this proxy ballot.

      THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED IN THE FOLLOWING ITEM. IF NO CHOICE IS SPECIFIED, THEY WILL BE VOTED TO APPROVE
THE PROPOSAL. PLEASE REFER TO THE PROXY STATEMENT DISCUSSION OF THESE MATTERS. THIS PROXY IS SOLICITED ON BEHALF OF THE FUNDS' BOARD OF DIRECTORS.

      1. Approval of the Company's Plan of Liquidation and Dissolution:

FOR |_| AGAINST |_| ABSTAIN |_|

      To transact such other business as may properly come before the Meeting.



--------------------------------------------------------------------------------
      SIGNATURE               SIGNATURE (JOINT OWNER)                  DATE

PLEASE DATE AND SIGN NAME OR NAMES TO AUTHORIZE THE VOTING OF YOUR SHARES AS INDICATED ABOVE. WHERE SHARES ARE REGISTERED WITH JOINT OWNERS, ALL JOINT OWNERS SHOULD SIGN. PERSONS SIGNING AS AN EXECUTOR, TRUSTEE, ADMINISTRATOR, OR OTHER REPRESENTATIVE SHOULD GIVE FULL TITLE AS SUCH.

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